Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-267228) and Form S-8 (No. 333-153661, 333-165123, 333-167428, 333-196956, 333-209825, 333-209864 and 333-263049) of Activision Blizzard, Inc. of our report dated February 23, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 23, 2023